SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: June 29, 1999
                         ------------------------------
                        (Date of earliest event reported)


                           GALILEO INTERNATIONAL, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                 1-13153               36-4156005
          ----------------        ----------------      -------------------
  (State or other jurisdiction (Commission File Number)    (IRS Employer
         of incorporation)                               Indentification No.)


           9700 West Higgins Road, Suite 400, Rosemont, Illinois 60018
          ----------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (847) 518-4000
                                                           --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



ITEM 5.           OTHER EVENTS.
                  ------------

         On June 29, 1999 Galileo International, Inc. (the "Company") repurchased 2,790,500 shares of its common stock owned by affiliates of a group of its airline stockholders consisting of United Airlines, KLM Royal Dutch Airlines, Alitalia and TAP AirPortugal, for a total purchase price of $122.2 million. The 2,790,500 shares purchased by the Company were initially part of the 4,790,500 shares of common stock set aside to cover underwriter over-allotments in the Company's recent secondary public offering of 31,937,100 shares (see Registration No. 333-77773), which was completed on June 3, 1999. The underwriters purchased the remaining 2,000,000 shares on July 1, 1999.

     On July 1, 1999 the Company purchased all of the issued and outstanding shares of BritAir Acquisition Corp. Inc., a Delaware corporation and a British Airways subsidiary (n/k/a Galileo BA, Inc.), that indirectly through its subsidiary Distribution Systems Inc. ("DSI") owns 7,000,400 shares of Company common stock, for a net purchase price of $307.7 million. As a result of British Airways selling all of the Galileo International, Inc. common stock it held indirectly through its subsidiary DSI, the Company redeemed the share of Company special voting preferred stock held indirectly by British Airways and the British Airways nominee to the Company board of directors, Derek M. Stevens, resigned following the sale.

     These purchases were made as part of the Company's previously announced $750 million stock repurchase program. Including the shares repurchased from the over-allotment option, the shares acquired through the purchase of BritAir Acquisition Corp. Inc. and open market repurchases, total purchases under the program equal $448 million to date, and represent 10 million shares of the Company's common stock. Following completion of these transactions, public ownership of the Company's outstanding shares is approximately 75 percent.

         The Company is filing herewith press releases issued by the Company as Exhibits 99.1 through 99.6 that are incorporated herein by reference.


ITEM 7.           EXHIBITS.
                  --------

    Exhibit No.              Description
    -----------              -----------

        99.1                 Press Release

        99.2                 Press Release

        99.3                 Press Release

        99.4                 Press Release

        99.5                 Press Release

        99.6                 Press Release



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           GALILEO INTERNATIONAL, INC.

                                         By:      /s/ James E. Barlett
                                                  --------------------
                                                      James E. Barlett
                                                      Chairman, President and
                                                      Chief Executive Officer

Dated:            July 20, 1999